Exhibit 10.15

IVAX DIAGNOSTICS, INC.
Form of
Nonqualified Stock Option Award Agreement
(Independent Director)

1.           Grant of Stock Option.  In accordance with and subject to the terms and conditions of (a) the IVAX Diagnostics, Inc. 2009 Equity Incentive Plan, as it may be amended from time to time (the “Plan”), a copy of which is attached hereto as Exhibit A, and (b) this Nonqualified Stock Option Award Agreement (the “Award Agreement”), IVAX Diagnostics, Inc., a Delaware corporation (the “Company”), grants to the optionee identified on Schedule 1 attached hereto (the “Optionee”) a nonqualified stock option (the “Stock Option”) to purchase the number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, set forth on Schedule 1, at the per Share exercise price set forth on Schedule 1.

2.           Acceptance by Optionee.  The exercise of the Stock Option, or any portion thereof, is conditioned upon acceptance by the Optionee of the terms and conditions of this Award Agreement, as evidenced by the Optionee’s execution of Schedule 1, and the delivery to the Company of a copy of Schedule 1 which has been executed by the Optionee.

3.           Vesting of Stock Option.  The Stock Option shall become exercisable in accordance with the vesting schedule set forth on Schedule 1.

4.           Expiration of Stock Option.  The Stock Option shall expire on, and may not be exercised after, the expiration date set forth on Schedule 1 (the “Expiration Date”). Notwithstanding the foregoing, if, prior to the Expiration Date, the Optionee’s service as a director of the Company ceases for any reason (including, without limitation, by reason of the Optionee’s retirement or resignation, whether with or without good reason, the Optionee’s refusal to stand for re-election as a director of the Company for any reason whatsoever, the removal of the Optionee as a director of the Company by the Company’s stockholders, whether with or without cause, the Optionee’s failure to be re-elected to serve as a director of the Company upon the expiration of his or her term or the Optionee’s death or “disability,” as determined under the procedures established by the Compensation Committee of the Board of Directors of the Company for purposes of the Plan), then the Stock Option shall expire on the earlier of (i) the Expiration Date and (ii) the date which is thirty (30) days after the effective date of the cessation of the Optionee’s service as a director of the Company.

5.           Procedure for Exercise.  The Stock Option may be exercised for the number of Shares specified in a written notice which has been executed by the Optionee and delivered to the Company at least ten (10) days prior to the date on which purchase is requested, accompanied by full payment for the Shares with respect to which the Stock Option is being exercised, in the manner and subject to the terms and conditions set forth in the Plan.  Notwithstanding the foregoing, the Stock Option may not be exercised as to less than ten (10) Shares at any time or, if less than ten (10) Shares, the number of Shares subject to the Stock Option.  If any applicable law, rule or regulation requires the Company to take any action with respect to the Shares specified in such notice or if any action remains to be taken under the Certificate of Incorporation or Bylaws of the Company, as they may be amended from time to time, to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such Shares shall be extended for the period necessary to take such action.  Neither the Optionee nor any other Person entitled to exercise the Stock Option, if any, shall be, or have any rights or privileges of, a stockholder of the Company in respect of any of the Shares issuable upon exercise of the Stock Option, unless and until the Shares are issued to the Optionee by the Company.

6.           No Right to Employment.  Neither the grant of the Stock Option nor the issuance of any Shares pursuant to the Stock Option shall give the Optionee any right to be employed or retained in the employ of the Company.

7.           Representations as to Purchase of Shares.  As a condition of the Company’s obligation to issue Shares upon exercise of the Stock Option, if requested by the Company, then the Optionee shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurances to the Company, in the form and substance that the Company’s counsel reasonably requests, to the effect that the Optionee is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law, rule or regulation.  If the Company elects to register, or has registered, the Shares under the Securities Act of 1933, as amended, and any applicable state laws, rules and regulations, then the issuance of such Shares shall not be subject to the aforementioned conditions contained in this Section 7.

8.           Compliance with Applicable Law.  The issuance of the Shares pursuant to the exercise of this Stock Option is subject to compliance with all applicable laws, rules and regulations, including, without limitation, laws, rules and regulations governing withholding from employees and nonresident aliens for income tax purposes.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed as of the date of grant set forth on Schedule 1.

IVAX Diagnostics, Inc.

By:
Name:
Title:

Schedule 1
to
Form of Nonqualified Stock Option Award Agreement
(Independent Director)

Name of Optionee:	__________________________________
Number of Shares:	__________________________________
Exercise Price Per Share:	$_________________________________
Date of Grant:	__________________________________
Expiration Date:	__________________________________
Vesting Schedule:	Fully vested as of Date of Grant

The undersigned agrees to the terms and conditions of the Nonqualified Stock Option Award Agreement of which this Schedule 1 is a part, and acknowledges receipt of the prospectus relating to the Plan and of the Company’s most recent annual report to stockholders.

_________________________________________
Name:____________________________________
Social Security No.:_________________________
Date of Acceptance:_________________________